Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13G and to all amendments to such statement.

Dated: February 9, 2022

S3 Ventures Fund III, L.P.
By:	S3 Ventures GPLP III, L.P.
its General Partner
By:	S3 Ventures III, L.L.C.
its Manager

By:	/s/ Brian R. Smith
Name:	Brian R. Smith
Title:	Manager

S3 Ventures GPLP III, L.P.
By:	S3 Ventures III, L.L.C.
its Manager

By:	/s/ Brian R. Smith
Name:	Brian R. Smith
Title:	Manager

S3 Ventures III, L.L.C.

By:	/s/ Brian R. Smith
Name:	Brian R. Smith
Title:	Manager

/s/ Brian R. Smith
Brian R. Smith